                         AMERICAN ITALIAN PASTA COMPANY
                              EMPLOYMENT AGREEMENT

                               TIMOTHY S. WEBSTER

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective May 30, 2002 is by and between American Italian Pasta Company ("Employer"), and Timothy S.
Webster, an individual ("Employee") (collectively "the parties") and supersedes any and all prior oral or written agreements between the parties with respect to the subject matter hereof.

                                   WITNESSETH:

     WHEREAS, Employer is engaged in the business of durum wheat milling and pasta product production/marketing; and

     WHEREAS, in connection with such business, Employer desires to employ
Employee in the capacity of President and Chief Executive Officer; and

     WHEREAS, Employee desires to be employed by Employer in the aforesaid capacities.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Term of Employment. Subject to the provisions of Section 7 hereof, the term of Employee's employment under this Agreement (the "Employment Term") will commence as of the date hereof (the "Effective Date") and terminate on September
30, 2005. The provisions of Sections 4, 5 and 6, below, will survive and continue to be enforceable regardless of any termination of this Agreement.

     2. Duties of Employee.

          2.1 In accepting such employment, Employee shall undertake and assume the responsibility of performing for and on behalf of Employer such duties as shall be assigned to Employee by Employer at any time and from time to time and in accordance with all of Employer's policies, practices and procedures. It is understood and agreed that Employee's principal duties on behalf of Employer at the date of execution hereof are and shall be to serve as President and Chief
Executive Officer and it is further understood and agreed that any modification in or expansion of Employee's duties hereunder shall not, unless specifically agreed to by Employee and Employer in a duly-executed amendment of this
Agreement in accordance with Section 10.6 hereof, result in any modification in
Employee's compensation referred to in Section 3 hereof.

          2.2 Employee will to the reasonable satisfaction of Employer at all times faithfully, industriously, and to the best of Employee's ability, experience, and talents perform

all of the duties that may be required of and from Employee pursuant to the express and implicit terms hereof.

          2.3 Employee shall devote substantially all of Employee's professional time, attention, knowledge, and skills solely to the business and interests of
Employer; provided, however, that Employee shall be entitled annually to five
(5) weeks vacation, and Employer shall be entitled to all of the benefits, profits, and other issues arising from or incident to all professional work, services, and advice of Employee.

     3. Compensation. Employer shall pay Employee, and Employee shall accept from Employer, in payment for Employee's services rendered to Employer hereunder an annual base salary ("Base Salary") equal to Four Hundred Sixty Thousand
Dollars ($460,000) for calendar year 2002. Base Salary shall be reviewed annually by the Board for possible adjustment. In considering any possible adjustment to the Base Salary, the Board will consider the reports and/or methodology of the Hay Group or a similar consultant as reasonably selected by the Board, with the intent that the Base Salary will be competitive with salaries for similar executive officers at comparable companies of similar size and scope of operations to Employer, but no less than the mid-point of the range of salaries indicated by the consultant for such comparable executives. Such
Base Salary shall be paid in equal bi-weekly installments.

          3.1 Bonuses. During the term of this Agreement, Employee will be eligible to participate in and bonuses may be awarded to Employee at the discretion of the Board of Directors in accordance with the terms of Employer's
1998 Salaried Bonus Plan (the "Bonus Plan"), as the same may be amended, modified, or terminated from time to time, and at the target levels shown on
Exhibit A, hereto.

          3.2 Reimbursement of Business Expenses. Employer agrees to reimburse
Employee for reasonable travel, entertainment, and other business expenses incurred in the performance of Employee's duties hereunder in accordance with
Employer's policies on terms no less favorable than those policies in effect immediately prior to the date hereof.

          3.3 Benefits. Employee shall be entitled to participate in an equitable manner with other senior executive employees of Employer in all welfare benefit, incentive compensation, or other plans or arrangements authorized, adopted, and maintained from time to time by Employer, including, without limitation, the following: automobile allowance, medical reimbursement plan, group life insurance plan, medical and dental insurance plan, and long-term disability income plan, if in effect with Employer.

          3.4 Benefit Schedule. As further clarification of the compensation and benefits to be provided to Employee hereunder, Employee will receive the benefits listed on Exhibit A attached hereto.

     4. Non-Competition.

          4.1 Employee acknowledges and recognizes the highly competitive nature of the business of Employer and its affiliates and accordingly agrees as follows: during the Employment Term and until the date that is twenty-four (24)
months after the date that Employee ceases employment with Employer for any reason (such period hereinafter referred to

                                      -2-

as the "Noncompetition Period"), Employee will not, in any area in the world where Employer conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any business engaged in the production and/or marketing of pasta products for human consumption.
Notwithstanding any provision of this Agreement to the contrary, if Employee is employed by Employer, then any breach of the provisions of this Section 4.1 shall permit Employer to terminate the employment of Employee for Cause (as defined below), and, whether or not Employee is employed by Employer, from and after any breach by Employee of the provisions of this Section 4.1, then
Employer shall cease to have any obligations to make payments to Employee under this Agreement.

          4.2 During the Noncompetition Period, Employee will not directly or indirectly induce or attempt to induce any employee of Employer or any of its affiliates to engage in any activity in which Employee is prohibited from engaging by Section 4.1 hereof or to terminate Employee's or her employment with
Employer or any of its affiliates, will not directly or indirectly assist or attempt to assist others in engaging in any of the activities in which Employee is prohibited from engaging by Section 4.1 hereof, and will not directly or indirectly employ or offer employment to any person who was employed by Employer or any of its affiliates unless such person shall have ceased to be employed by
Employer or any of its affiliates for a period of at least 12 months.

          4.3 During the Noncompetition Period, Employee will not directly or indirectly induce or attempt to induce any customer or supplier of Employer or any of its affiliates to move, reduce or not increase its trade or business with
Employer or any of its affiliates.

          4.4 Employee acknowledges that the restrictions contained in Sections
4.1, 4.2 and 4.3 are reasonable and appropriate. However, in the event that a court of competent jurisdiction determines that such restrictions are not reasonable and therefore unenforceable, the parties agree that such court may modify the restrictions in order for, but only to the least extent necessary for, the restrictions to be enforced by such court. In the event such court finds that any such restriction cannot be modified so as to make it enforceable, such restriction may be deleted by such court and the enforceability of all other restrictions will be unaffected by such deletion.

     5. Confidentiality. Employee acknowledges that, in and as a result of
Employee's employment by Employer, Employee has been and will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, procedures, manuals, confidential reports, and lists of customers and/or other services rendered by Employer, the equipment and methods used and preferred by
Employer's customers, and the prices paid by such customers. As a material inducement to Employer to enter into this Agreement, and to pay to Employee the compensation referred to in Section 3 hereof, Employee covenants and agrees
Employee shall not, at any time during or after the Employment Term, directly or indirectly disclose, divulge, or use for Employee's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation, or other business organization, entity, or enterprise other than Employer and any of its subsidiaries or affiliates any trade secrets,

                                      -3-

information, data, or other confidential information relating to customers, development programs, costs, prices, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of Employer generally or of any subsidiary or affiliate of Employer, provided, however, that the foregoing shall not apply to information that is not unique to Employer or that is generally known to the industry or the public other than as a result of breach of this covenant. Employee agrees that, upon termination of Employee's employment with Employer for any reason, Employee will return to Employer immediately all memoranda, books, manuals, training materials, records, computer software, papers, plans, contracts, agreements, information, letters, and other data, and all copies thereof or therefrom, in any way relating to the business of Employer and its affiliates, except that Employee may retain personal notes, notebooks, and diaries. Employee further agrees that Employee will not retain or use for Employee's account at any time any trade names, trademark, or other proprietary business designation used or owned in connection with the business of Employer or its affiliates.

     6. Specific Performance and Survival.

          6.1 Employee acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of Section 4 hereof or Section 5 hereof would be inadequate and, in recognition of this fact,
Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Employer, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available.

          6.2 The parties agree that the terms of Sections 4, 5 and 6 are independent of and separable from the other provisions of this Agreement and that the termination of this Agreement for any reason will not affect the continued existence and enforceability of Sections 4, 5 and 6. Those Sections will survive and continue to be fully binding on and enforceable against
Employee and Employer after any termination of this Agreement.

     7. Termination of Employment.

          7.1 Termination without Cause; Resignation for Good Reason.

          7.1.1 General. Subject to the provisions of Sections 7.1.2 and 7.1.3 hereof, if Employee's employment is terminated by Employer without Cause, as defined in Section 7.3, or if Employee resigns from Employee's employment for
Good Reason, as defined in Section 7.4, then Employer shall pay Employee
Employee's accrued unpaid Base Salary to the date of termination or resignation and any bonus earned but not paid as of that date, and shall continue to pay
Employee Employee's annual Base Salary, as adjusted under Section 3, as of the date of termination or resignation plus Employee's bonus, if any, for the year in which such termination or resignation occurs (calculated as if the Normal
Bonus for that year is earned) for a period of twenty-four (24) months following the date of termination or resignation (such period, as applicable, being referred to hereinafter as the "Severance Period"). The Base Salary shall be payable in equal bi-weekly installments during the Severance Period, and any bonus shall be payable at the conclusion of the Severance Period. During the
Severance Period and for a period

                                      -4-

of twelve (12) months thereafter, Employee shall also be eligible to participate on the same terms and conditions as in effect immediately prior to such termination or resignation in all health, medical, supplemental medical, and life insurance plans or programs provided to Employee by Employer pursuant to
Section 3.7 hereof ("Employee Welfare Plans") at the time of such termination or resignation and which are provided by Employer to its employees following the date of such termination or resignation; provided, however, that Employee's eligibility to participate in these Employee Welfare Plans shall end at such time as Employee becomes eligible to receive coverage under comparable programs of a subsequent employer and further provided that if Employee participates in the Employee Welfare Plans for a period of eighteen (18) months from the date of termination or resignation, then Employee's COBRA rights shall commence at the end of such eighteen (18) month period. If, during the Severance Period,
Employee is precluded from participating in any Employee Welfare Plan by its terms or applicable law, then Employer will provide Employee with benefits that are reasonably equivalent to those Employee would have received under such plan had Employee been eligible to participate therein. Anything to the contrary herein notwithstanding, Employer shall have no obligation to continue to maintain any Employee Welfare Plan during the Severance Period solely as a result of this Agreement. As an example and solely for purposes of illustration:
If Employer were to terminate its dental insurance plan prior to or during the
Severance Period, then Employer would have no obligation to maintain such plan or provide to Employee individual dental insurance to satisfy its obligations under this Section 7.1.1.

          7.1.2 Mitigation. Employee will not be required to mitigate the amount of any payment provided for in Section 7.1.1 hereof by seeking other employment, and the amount of any such payment will not be reduced by any compensation earned by Employee as the result of Employee's employment by another employer subsequent to termination of Employee's employment with Employer.

          7.1.3 Death During Severance Period. If Employee dies during the
Severance Period, then the Severance Period shall immediately cease, Employer shall not be obligated to make any further payments pursuant to this Section 7, and the provisions of Section 8.1 hereof shall apply as though Employee's death had occurred immediately prior to termination of Employee's employment hereunder.

          7.1.4 Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to
Employee which in no case shall be more than 30 days following the date of notice. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from Employee to Employer which in no case shall be more than 30 days following the date of notice.

     7.2 Termination for Cause; Resignation Without Good Reason.

          7.2.1 General. If Employee's employment hereunder is terminated by
Employer for Cause, or if Employee resigns from Employee's employment hereunder other than for Good Reason (a "Voluntary Termination"), then Employee shall be entitled only to payment of Employee's Base Salary, as adjusted under Section 3, earned through and including the date of termination or resignation. Employee shall have no further right to receive any other

                                      -5-

compensation or to participate in any other plan, arrangement, or benefit, after such termination for Cause or Voluntary Termination.

          7.2.2 Date of Termination. Subject to Section 7.3 hereof, the date of termination for Cause shall be the date of receipt by Employee of notice such termination. The date of Voluntary Termination shall be the date of receipt by
Employer of the notice of resignation.

     7.3 Cause. Terminate for "Cause" means termination of Employee's employment because, in Employer's good faith belief, (i) Employee willfully and continually failed substantially to perform Employee's duties under the Agreement (other than as a result of Permanent Disability, as defined below), (ii) Employee failed to comply with any of the material term(s) of this Agreement, including, but not limited to, Sections 4 and 5 hereof, (iii) Employee committed an act or acts that constituted a misdemeanor (other than a minor traffic violation) or a felony under the law of the United States (including any subdivision thereof) or any country to which Employee is assigned (including any subdivision thereof), including, but not limited to, Employee's conviction for or plea of guilty or no contest ("nolo contrendre") to any such misdemeanor or felony, (iv) Employee committed an act or acts in violation of Employer's policies and/or practices applicable to employees at the level of Employee within Employer's organization,
(v) Employee willfully acted, or willfully failed to act, in a manner that was injurious to the financial condition or business reputation of Employer or any of its subsidiaries or affiliates, (iv) Employee acted in a manner that is unbecoming of Employee's position with Employer, regardless of whether such action or inaction occurs in the course of the performance of Employee's duties with Employer, or (v) Employee was subject to any fine, censure or sanction of any kind, permanent or temporary, issued by the Securities and Exchange
Commission or the New York Stock Exchange.

     7.4 Good Reason. For purposes of this Agreement, "Good Reason" means any of the following actions taken by Employer without Employee's prior written consent: (i) the continued failure of Employer to pay compensation due to
Employee under this Agreement, which failure is uncorrected for a period of 15 days following receipt by Employer of written notice thereof from Employee; (ii)
a material diminution in Employee's position, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, or inadvertent action not taken in bad faith and that is remedied by Employer promptly after receipt of written notice thereof given by Employee; provided, however, that a mere change of Employee's title shall not constitute Good Reason so long as Employee continues to perform duties, functions, and responsibilities substantially equivalent to those performed by Employee prior to such change of title; (iii) Employer's material failure or refusal to comply with the provisions of this Agreement, which failure or refusal to comply is uncorrected for a period of 15 days following receipt by Employer of written notice thereof from Employee. It is expressly understood and agreed by the parties hereto that
Employer's failure to deliver a notification extending the Initial Employment
Term as referred to in Section 1 hereof shall not constitute a termination without Cause.

                                      -6-

     8. Death or Permanent Disability.

          8.1 Death. If Employee's employment hereunder is terminated by death, then Employer shall, within 90 days of the date of death, make a lump sum payment to Employee's estate (or other beneficiary designated by Employee in writing) equal to all Base Salary and bonuses, if any, earned and accrued through the date of death. Thereafter, Employer shall have no further obligation to Employee under the Agreement.

          8.2 Permanent Disability. If Employee becomes physically or mentally disabled while employed by Employer under this Agreement so that Employee is--with or without reasonable accommodation--unable to render the services provided for by this Agreement for a period of six consecutive months or for shorter periods aggregating six months during any 24-month period, or so that
Employee has a Disability (as defined under Employer's then-current disability policy), then Employer may, at any time after the last day of the six consecutive months of disability, the day on which the shorter periods of disability equal an aggregate of six months, or the day on which Employee is determined to have a Disability, terminate Employee's employment hereunder for
"Permanent Disability" by written notice to Employee. Following such termination, Employee shall be entitled to receive from Employer (i) all Base
Salary and bonuses, if any, accrued through the date of termination and (ii) any other benefits payable under Employer's then-current disability policy, but all other rights of Employee hereunder shall terminate as of the date of Employee's termination.

     9. Change of Control.

          9.1 Notwithstanding anything to the contrary contained herein, if
Employer terminates Employee without Cause upon or within six months following a
Change of Control (as defined below), then Employer shall pay Employee
Employee's accrued unpaid Base Salary to the date of termination and any bonus earned but not paid and shall continue to pay Employee Employee's annual Base
Salary as of the date such termination occurs (calculated as if the Normal Bonus for that year is earned) for a period of twenty-four (24) months following the date of termination as severance pay (such period, as applicable, being referred to hereinafter as the "Change of Control Severance Period"). Any severance payable pursuant to this Section 9.1 will be in substitution for and not in addition to any severance that might be payable pursuant to Section 7 hereof. To the extent Employer makes payments pursuant to this Section 9.1, it will have no additional obligations under Section 7 hereof. The Base Salary shall be payable in bi-weekly payments during the Change of Control Severance Period, and the bonus shall be paid at the conclusion of the Change of Control Severance Period.

          9.2 Upon a Change in Control, all options to purchase stock of
Employer held by Employee, to the extent not then exercisable, will immediately become fully vested and exercisable and all restrictions on any stock grants will immediately be removed.

          9.3 For purposes of this Agreement, "Change of Control" means any one of the following:

               (a) any person or group (as defined in Section 13(d)(3) of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act"))
          acquiring beneficial ownership of

                                      -7-

          more than 50% of Employer's then outstanding Common Stock or 51 % or more of the combined voting power of Employer's then outstanding securities entitled generally to vote for the election of Employer's
          Directors;

               (b) the consummation of the merger or consolidation of Employer with any other corporation, other than a merger with a wholly-owned subsidiary, the sale of substantially all of the assets of Employer, or the liquidation or dissolution of Employer, unless, in the case of a merger or consolidation, (x) the Directors in office immediately prior to such merger or consolidation will constitute at least majority of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation, or (y) the voting securities of Employer outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of Employer or such surviving entity and are owned by all or substantially all of the persons who were the holders of the voting securities of Employer immediately prior to the transaction in substantially the same proportions as such holders owned such voting securities immediately prior to the transaction; or

               (c) Continuing Directors (as defined below) no longer constitute at least a majority of the Board or a similar body of any successor to
          Employer. For purposes of this Agreement, "Continuing Directors" means any individual who either (i) is a member of Employer's Board of
          Directors on the Effective Date, (ii) who becomes a director after the
          Effective Date whose election or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the
          Continuing Directors (either by a specific vote or by approval of the proxy statement of Employer in which such person is named as nominee for director, without objection to such nomination), or (iii) is designated by any party pursuant to its rights under Section 2.1 of
          Employer's Amended and Restated Shareholders' Agreement dated as of
          October 4, 1997, as amended.

          9.4 Excess Parachute Payments. If any payment or the receipt of any benefit under this Agreement shall be deemed to constitute an "excess parachute payment" as such term is described in Section 280G of the Internal
Revenue Code of 1986, as amended (the "Code"), so as to result in the loss of a deduction to Employer under Code Section 280G or in the imposition of an excise tax on the Employee under Code Section 4999, or any successor sections thereto, then the amounts payable or the benefits provided under this Agreement shall be reduced to the minimum extent necessary so that no such deduction will be lost by Employer and no such excise tax will be imposed on the Employee. Employer, in its sole discretion, shall determine whether or not an "excess parachute payment" would otherwise occur and shall determine the amount and method of the foregoing reduction.

     10. Miscellaneous.

          10.1 Assignment of Employee Benefits. Absent the prior written consent of Employer, and subject to will and the laws of descent and distribution,
Employee shall have no right to exchange, convert, encumber, or dispose of the rights of Employee to receive benefits and payments under this Agreement, which payments, benefits, and rights thereto are non-assignable and non-transferable.

                                      -8-

          10.2 Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, their respective heirs, personal, and legal representatives, successors, and assigns.

          10.3 Governing Law. In view of the fact that the principal office of Employer is located in the State of Missouri, the parties understand and agree that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Missouri, that the state and federal courts situated in the State of Missouri shall have exclusive jurisdiction over any claims arising under or in relation to this
Agreement, and that the parties consent to personal jurisdiction in such state and federal courts.

          10.4 Headings. The headings of the Sections of this Agreement are for reference only and not to limit, expand, or otherwise affect the contents of this Agreement.

          10.5 Entire Agreement; Modification. Except as to Employer's Stock
Option Plans, any instrument relating to an Option granted thereunder and written agreements signed by both of the parties hereto from time to time after the date hereof, this Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the subject matter hereof, and any representations, promises, agreements, or understandings, written or oral, not herein contained shall be of no force or effect. No change, waiver, or modification of any provision of this Agreement shall be valid or binding unless the same is in writing and duly executed by both parties and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section
10.6 may not be waived except as set forth herein.

          10.6 Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

          10.7 Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided, however, that all notices to Employer shall be directed to the attention of the Board of Directors of Employer with a copy to the Secretary of
Employer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          10.8 Withholding Taxes. Employer may withhold from any amounts payable under this Agreement such federal, state, and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                                      -9-

          10.9 Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first hereof written.

                                  EMPLOYEE:

                                  Signature:   /s/ Timothy S. Webster
                                            ------------------------------------
                                  Printed Name:    Timothy S. Webster
                                               ---------------------------------
                                  Address:         3700 West 65th Street
                                          --------------------------------------
                                                   Mission Hills, Kansas 66208
                                          --------------------------------------

                                  AMERICAN ITALIAN PASTA COMPANY

                                  By:           /s/ Horst W. Schroeder
                                     -------------------------------------------
                                  Printed Name:     Horst W. Schroeder
                                               ---------------------------------
                                  Address:          4100 North Mulberry Drive
                                          --------------------------------------
                                                    Suite 200
                                          --------------------------------------
                                                    Kansas City MO 64116-0696
                                          --------------------------------------

                                      -10-

                                    EXHIBIT A
                                       to
                     Timothy S. Webster Employment Agreement

                               dated May 30, 2002

     1.   Normal bonus percentage - 67% of annual Base Salary.

     2.   Max bonus percentage - 100% of annual Base Salary.

     3.   One-time stock option grant of 125,000 shares vesting 31,250 shares on the date hereof and 31,250 shares on each of the first three anniversaries of the date hereof, at an exercise price per share equal to the closing price on the NYSE on the date hereof, and a ten year option life.

     4.   One-time restricted stock award of 12,000 shares with cliff vesting on the third anniversary of the date hereof, subject to immediate acceleration in full in the event of Employee's death or Disability
          (as defined in Section 8.2).

     5.   Annual allowance for personal legal and accounting fees of $25,000.

     6.   All stock options will accelerate and immediately vest in the event
          Employee terminates employment for Good Reason.

                                      -11-